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                                                                    EXHIBIT 99.1

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           RIGHTPOINT SOFTWARE, INC.

                        SPECIAL MEETING OF STOCKHOLDERS


The undersigned stockholder of RightPoint Software, Inc. ("RightPoint"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated December 1, 1999, and hereby appoints Gayle Crowell and Alfred Castino, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of RightPoint, to be held on January 4, 2000, at 9:00 a.m., local time, at 1500 Fashion Island Boulevard, San Mateo, California 94404, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the proposals to approve the Agreement and Plan of Reorganization, dated as of November 15, 1999, by and among E.piphany, Inc., Yosemite Acquisition Corporation and RightPoint and the merger contemplated thereby and FOR the conversion of all RightPoint preferred stock into common stock effective immediately prior to the merger.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.

                                              FOR         AGAINST       ABSTAIN
(i) To approve the Agreement and Plan         / /           / /           / /
of Reorganization, dated November 15,
1999, by and among E.piphany Inc.,
Yosemite Acquisition Corporation and
RightPoint and the merger contemplated
thereby.

(ii) To approve the conversion of all         FOR         AGAINST       ABSTAIN
RightPoint preferred stock into               / /           / /           / /
RightPoint common stock effective
immediately prior to the merger (for
holders of RightPoint preferred stock
only).

And, in their discretion, the proxies
are authorized to vote on such other
business as may properly come before
the meeting or any adjournment
thereof.

                                      / /  MARK HERE FOR ADDRESS CHANGE AND NOTE
                                           AT LEFT

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THE PROXY CARD USING THE ENCLOSED
                                           ENVELOPE. Please sign exactly as name
                                           appears hereon. Where shares are held
                                           by joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership by
                                           authorized person.

SIGNATURE(S)                               DATE
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